UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PRESIDIO PROPERTY TRUST, INC.

(Name of Registrant as Specified in Its Chart)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Presidio Property Trust, Inc.

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

NOTICE OF RESCHEDULED 2021 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Presidio Property Trust, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (the “Company”), previously scheduled to be held on May 27, 2021 and adjourned until August 6, 2021 will now be held live, audio-only, via the Internet on Thursday, July 22, 2021 at 8:30 a.m., Pacific Time. Please visit www.proxydocs.com/SQFT for registration and more details.

At the Annual Meeting, stockholders of record as of the close of business on April 1, 2021 will consider and vote on the following matters as more fully described in the proxy statement for the Annual Meeting that was previously mailed or otherwise made available to the Company’s stockholders:

1.          To elect six (6) members to serve on our Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify;

2.          To consider and vote upon the ratification of the appointment of Baker Tilly US, LLP (successor to Squar Milner LLP following their combination) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.         To consider and vote upon an amendment to the Company’s charter to provide for “blank check” common stock; and

4.         To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

These are the same matters that were stated in the Notice of Annual Meeting dated as of April 2, 2021, to be considered and voted upon by the stockholders at the previously scheduled May 27, 2021 Annual Meeting. The record date for the Annual Meeting remains the close of business on April 1, 2021. Stockholders who have already cast their votes do not need to vote again unless they desire to change their votes.

By Order of the Board of Directors of the Company,

/s/ Waleska Neris

Waleska Neris

[Acting] Secretary

June 22, 2021

San Diego, California